UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.

On June 21, 2022, TRACON Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Opaleye L.P. (the “Purchaser”), relating to the issuance and sale (the “Offering”) of 841,989 shares of its common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase 2,205,018 shares of Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants enable the holder to make a cash investment in the Company without increasing its beneficial ownership in the Common Stock because the shares of Common Stock underlying the Pre-Funded Warrant are not issued until the warrant is exercised. The Pre-Funded Warrants are exercisable immediately upon issuance at an initial exercise price of $0.01 per share. The Pre-Funded Warrants expire on June 21, 2032 (the “Termination Date”), provided that if a Purchaser cannot exercise their Pre-Funded Warrant in full as of the Termination Date because (i) after giving effect to such exercise, the Purchaser (together with its affiliates) would beneficially own in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise and (ii) requisite Stockholder Approval (as defined below) has not been obtained, the Termination Date will automatically be extended to June 21, 2042. The shares of Common Stock and Pre-Funded Warrants will be issued separately.

The Company has agreed to use commercially reasonable efforts to obtain, at the next annual meeting of the stockholders of the Company, the approval by the holders of Common Stock that is required under the listing standards of the Nasdaq Stock Market (and any successor thereto and any other trading market on which the Common Stock is listed), including Nasdaq Stock Market Rule 5635(b) and Rule 5635(d), to permit issuances of shares of Common Stock upon exercise of the Pre-Funded Warrants and any other warrant outstanding and held by a purchaser of Pre-Funded Warrants as of June 21, 2022, that would result in the Purchaser (together with its affiliates) beneficially owning in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (“Stockholder Approval”).

The offering price for the securities is $1.32 per share (or $1.31 for each Pre-Funded Warrant). The aggregate gross proceeds to the Company from this offering are expected to be approximately $4.0 million, excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants. No underwriter or placement agent participated in the Offering.

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Unless Stockholder Approval is obtained, the Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 19.99% of the shares of Common Stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to the Company, provided that such limitation cannot exceed 19.99%).

The Offering is being made pursuant to an effective registration statement on Form S-3 (File No. 333-263590), as previously filed with the Securities and Exchange Commission, and a related prospectus.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Purchaser and customary conditions to closing. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

In connection with the Offering and in consideration for Opaleye L.P.’s (together with its affiliates, “Opaleye”) purchase of approximately $4.0 million of securities in the Offering, the Company agreed to amend and restate (i) that certain Pre-Funded Warrant to Purchase Common Stock issued to Opaleye by the Company on August 27, 2020 and (ii) that certain Pre-Funded Warrant to Purchase Common Stock issued to Opaleye by the Company on August 31, 2020, to (a) extend the exercise periods for the warrants from August 27, 2027 to August 27, 2030 and from August 31, 2027 to August 31, 2030, respectively, and (b) if Stockholder Approval is obtained, permit Opaleye to exercise such warrants in amounts whereby Opaleye, together with its affiliates, would, following such exercise, beneficially own in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (respectively, the “Amended and Restated Pre-Funded Warrant 1” and the “Amended and Restated Pre-Funded Warrant 2”).

The Purchase Agreement, the form of Pre-Funded Warrant, the form of Amended and Restated Pre-Funded Warrant 1 and the form of Amended and Restated Pre-Funded Warrant 2 are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and the description of the terms of the Purchase Agreement, the Pre-Funded Warrants, the Amended and Restated Pre-Funded Warrant 1 and the Amended and Restated Pre-Funded Warrant 2 are qualified in their entirety by reference to such exhibit.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Amended and Restated Pre-Funded Warrant 1

4.3	Form of Amended and Restated Pre-Funded Warrant 2

10.1	Securities Purchase Agreement, between the Company and the Purchaser, dated June 21, 2022

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer